Exhibit 99.1

Contact:	For Release:
Brad Cohen	Oct. 23, 2013
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL SECOND QUARTER RESULTS

Generates Record Revenue from Big Data Management and Archive Solutions, Including Several Key Lattus Object Storage Deals

SAN JOSE, Calif., Oct. 23, 2013 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today reported results for the second quarter of fiscal 2014, ended Sept. 30, 2013. Revenue for the quarter was $131.4 million, down 11 percent from the second quarter of fiscal 2013, primarily as a result of softness in Asia and lower-than-expected revenue from the U.S. federal government and Europe. Quantum achieved record revenue from sales of its big data management and archive solutions and also reported a higher gross margin rate and improved operating income and net income over the same quarter last year.

The GAAP gross margin for the quarter was 42.9 percent, up from 40.2 percent a year earlier, while the non-GAAP gross margin increased to 43.6 percent, from 41.4 percent in the same quarter a year ago. Combined with an 11 percent year-over-year reduction in GAAP and non-GAAP operating expenses, the higher gross margin resulted in improved operating and net income results.

-more-

On a GAAP basis, Quantum reported an operating loss of $5.0 million for the quarter, compared to a $10.0 million loss in the same quarter last year, and had a net loss of $8.0 million, or $0.03 per diluted share, compared to a net loss of $12.3 million in the prior year. On a non-GAAP basis, the company generated $1.0 million of operating income, an improvement from a $2.6 million operating loss a year ago. Quantum reported a non-GAAP net loss of $1.9 million, or $0.01 per diluted share, representing a $3.0 million improvement from a year earlier.

“Record quarterly revenue from big data management and archive sales – including several key Lattus™ storage object deals – helped support a year-over-year improvement in gross margin, operating income and net income,” said Jon Gacek, president and CEO of Quantum. “Our better-than-expected operating results also reflected the strength of our business model and focus on driving profit and cash flow. However, the concerns we expressed as we entered the quarter regarding U.S. federal government spending were validated and were a major contributor to our total revenue falling short of expectations.

“In the second half of the fiscal year, we intend to build on our big data leadership in end-to-end content workflow with our newly announced StorNext 5 platform and Lattus, driving deeper into current vertical markets and expanding into others. We will also leverage our market share leadership in tape automation and our comprehensive data protection portfolio to support share gains in the data center, including deploying Lattus to address converged backup and archive needs. Finally, we are looking to extend our market reach through both existing and new channel and strategic partnerships. Throughout these efforts, we will continue to maintain our balanced approach to driving increased profit and cash flow while pursuing revenue growth.”

Outlook

For the third quarter of fiscal 2014, Quantum expects:

  Revenue of approximately $133 million to $143 million.
  GAAP gross margin of 41 to 42 percent and non-GAAP gross margin of 42 to 43 percent.
  GAAP operating expenses of $60 million to $62 million and non-GAAP operating expenses of $55 million to $57 million.
  Interest expense of $2.5 million and taxes of $500,000.

-more-

Business Highlights

Key business highlights for the September quarter include the following:

  Quantum announced its new StorNext 5 platform. Based on a re-architected, high-performance engine, it extends the company’s leadership in media and entertainment and offers new opportunities in other markets such as high-performance computing, oil and gas and analytics. StorNext 5 delivers up to 10 times greater performance and five times the scalability of previous StorNext® versions – up to five billion files can be shared in a single file system. In addition, the new StorNext platform provides an intelligent framework for unified management of flash, disk, tape and object storage technologies from a single interface.
  Extending the benefits of object storage to the data center, the company introduced a joint solution with CommVault for converged backup and archive. Based on Quantum’s Lattus object storage technology and CommVault Simpana 10 software, the solution enables a comprehensive data protection and archive strategy that reduces primary storage costs and optimizes backup performance while minimizing management complexity, administrative overhead and capital expenditures in multi-petabyte environments.
  Quantum also made it easier for prospective customers to experience a full-scale, cloud-based object storage testing environment with the launch of its new Lattus Demo Lab. Located inside Switch’s state-of-the art SUPERNAP data centers, the Demo Lab enables rigorous proof of concept testing at the facility, either onsite or virtually, with no need for customers to provide their own equipment or resources.
  Info-Tech Research Group named Quantum a Champion in its 2013 Disk Backup Vendor Landscape. Info-Tech recognized the company based on its DXi®-Series deduplication appliances’ rich feature set, ease of scaling and management, and continued innovation in data protection. Quantum was also singled out with a Trend Setter Award, for innovation with upstream deduplication and the DXi V1000 virtual backup appliance, as well as for Dynamic Disk Pools technology.
  In the latest of numerous honors for Quantum’s DXi appliances, the DXi6800 was named Product of Excellence in the Disk Backup Appliances category at the Storage Networking World 2013 China show.

-more-

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Oct. 23, 2013, at 2:00 p.m. PDT, to discuss its fiscal second quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9866 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Oct. 23, 2013, at 2:00 p.m. PDT. Site for the webcast and related information: www.quantum.com/investors.

About Quantum

Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be Certain™ they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com.

###

Quantum, the Quantum logo, Be Certain, DXi, Lattus and StorNext are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding our priorities and focuses for the second half of our fiscal year, that we will maintain our balanced approach to driving increased profit and cash flow while pursuing revenue growth and all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 7, 2013 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2013. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

-more-

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of amortization of intangibles, restructuring charges and share-based compensation expense for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Note 1

In the first quarter of fiscal year 2014, Quantum identified an error related to the accounting for certain allowances for estimated future price adjustments to customers which impacted prior reporting periods. As a result, the company’s financial statements for the second quarter and first six months of fiscal 2013 have been revised. For additional information, refer to our Form 10-Q filed with the Securities and Exchange Commission on August 9, 2013.

-more-

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
		(Revised) Note 1		(Revised) Note 1
Revenue:
Product	$84,707	$100,041	$170,676	$193,826
Service	36,194	35,711	72,686	71,798
Royalty	10,529	11,562	36,037	22,543
Total revenue	131,430	147,314	279,399	288,167
Cost of revenue:
Product	57,882	67,884	116,665	132,634
Service	17,116	20,232	36,347	40,536
Restructuring charges related to cost of revenue	89	-	89	-
Total cost of revenue	75,087	88,116	153,101	173,170
Gross margin	56,343	59,198	126,298	114,997
Operating expenses:
Research and development	16,359	19,475	33,053	38,024
Sales and marketing	29,995	34,441	60,153	68,885
General and administrative	14,813	15,279	29,510	32,059
Restructuring charges	208	-	2,767	-
Total operating expenses	61,375	69,195	125,483	138,968
Income (loss) from operations	(5,032)	(9,997)	815	(23,971)
Other income and expense	46	(110)	421	(448)
Interest expense	(2,440)	(1,817)	(4,879)	(3,666)
Loss before income taxes	(7,426)	(11,924)	(3,643)	(28,085)
Income tax provision	534	370	924	869
Net loss	$(7,960)	$(12,294)	$(4,567)	$(28,954)

Basic and diluted net loss per share:	$(0.03)	$(0.05)	$(0.02)	$(0.12)

Weighted average basic and diluted shares:	247,074	239,856	246,569	238,251

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$368	$1,134	$736	$2,496
Sales and marketing	1,857	2,556	3,713	5,812
	2,225	3,690	4,449	8,308
Share-based compensation:
Cost of revenue	523	642	1,051	1,213
Research and development	908	947	1,776	1,847
Sales and marketing	1,080	1,246	2,154	2,330
General and administrative	980	891	1,866	2,623
	3,491	3,726	6,847	8,013

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

-more-

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2013	March 31, 2013*
		(Revised) Note 1
Assets
Current assets:
Cash and cash equivalents	$73,829	$68,976
Restricted cash	3,255	3,023
Accounts receivable	87,097	97,546
Manufacturing inventories	49,847	53,075
Service parts inventories	30,064	35,368
Other current assets	10,748	12,192
Total current assets	254,840	270,180

Long-term assets:
Property and equipment	19,437	21,456
Intangible assets	8,364	12,813
Goodwill	55,613	55,613
Other long-term assets	9,541	9,531
Total long-term assets	92,955	99,413

	$347,795	$369,593

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$33,417	$47,634
Accrued warranty	6,489	7,520
Deferred revenue, current	84,273	91,108
Accrued restructuring charges, current	3,529	3,021
Accrued compensation	25,902	30,964
Other accrued liabilities	21,766	20,188
Total current liabilities	175,376	200,435

Long-term liabilities:
Deferred revenue, long-term	38,778	38,393
Convertible subordinated debt	205,000	205,000
Other long-term liabilities	9,433	9,547
Total long-term liabilities	253,211	252,940

Stockholders' deficit	(80,792)	(83,782)

	$347,795	$369,593

* Derived from the March 31, 2013 audited Consolidated Financial Statements.

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

-more-

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	September 30, 2013	September 30, 2012
		(Revised) Note 1
Cash flows from operating activities:
Net loss	$(4,567)	$(28,954)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,671	6,151
Amortization	5,265	8,895
Service parts lower of cost or market adjustment	6,659	4,700
Deferred income taxes	59	274
Share-based compensation	6,847	8,013
Changes in assets and liabilities:
Accounts receivable	10,449	11,328
Manufacturing inventories	185	1,499
Service parts inventories	1,688	2,019
Accounts payable	(14,245)	(13,347)
Accrued warranty	(1,031)	318
Deferred revenue	(6,449)	(11,058)
Accrued restructuring charges	359	(828)
Accrued compensation	(5,195)	(4,546)
Other assets and liabilities	2,533	1,014
Net cash provided by (used in) operating activities	8,228	(14,522)

Cash flows from investing activities:
Purchases of property and equipment	(3,226)	(6,691)
(Increase) decrease in restricted cash	(117)	169
Purchases of other investments	(534)	(2,169)
Return of principal from other investments	-	208
Net cash used in investing activities	(3,877)	(8,483)

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(1,770)	(1,882)
Proceeds from issuance of common stock	2,247	2,599
Net cash used in financing activities	477	717
Effect of exchange rate changes on cash and cash equivalents	25	(1)
Net increase (decrease) in cash and cash equivalents	4,853	(22,289)
Cash and cash equivalents at beginning of period	68,976	51,261
Cash and cash equivalents at end of period	$73,829	$28,972

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

-more-

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2013
	Gross Margin	Gross Margin Rate	Operating Expenses	Income (Loss) From Operations	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$56,343	42.9%	$61,375	$(5,032)	$(7,960)	$(0.03)	$(0.03)
Non-GAAP Reconciling Items:
Amortization of intangibles	368		(1,857)	2,225	2,225
Share-based compensation	523		(2,968)	3,491	3,491
Restructuring charges	89		(208)	297	297
Non-GAAP	$57,323	43.6%	$56,342	$981	$(1,947)	$(0.01)	$(0.01	) ‡

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(7,960)	$(1,947)

Weighted average shares:
Basic and diluted						247,074	247,074

	Six Months Ended September 30, 2013
	Gross Margin	Gross Margin Rate	Operating Expenses	Income From Operations	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$126,298	45.2%	125,483	815	$(4,567)	$(0.02)	$(0.02)
Non-GAAP Reconciling Items:
Amortization of intangibles	736		(3,713)	4,449	4,449
Share-based compensation	1,051		(5,796)	6,847	6,847
Restructuring charges	89		(2,767)	2,856	2,856
Non-GAAP	$128,174	45.9%	$113,207	$14,967	$9,585	$0.04	$0.04	‡

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(4,567)	$9,585
Interest on dilutive convertible notes						-	1,575
Income (loss) for purposes of computing income (loss) per diluted share						$(4,567)	$11,160

Weighted average shares:
Basic						246,569	246,569
Dilutive shares from stock plans						-	2,851
Dilutive shares from convertible notes						-	42,502
Diluted						246,569	291,922

‡ Non-GAAP per share net income (loss): Each fiscal period is calculated independently, thus the sum of each of the quarter's non-GAAP per share net income (loss) does not necessarily equal the year-to-date non-GAAP per share net income (loss). For example, certain convertible subordinated notes were anti-dilutive in the second quarter of fiscal 2014 but were dilutive for the year-to-date period.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

-more-

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2012
	(Revised) Note 1
	Gross Margin	Gross Margin Rate	Operating Expenses	Loss From Operations	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$59,198	40.2%	$69,195	$(9,997)	$(12,294)	$(0.05)	$(0.05)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,134		(2,556)	3,690	3,690
Share-based compensation	642		(3,084)	3,726	3,726
Non-GAAP	$60,974	41.4%	$63,555	$(2,581)	$(4,878)	$(0.02)	$(0.02)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(12,294)	$(4,878)

Weighted average shares:
Basic and diluted						239,856	239,856

	Six Months Ended September 30, 2012
	(Revised) Note 1
	Gross Margin	Gross Margin Rate	Operating Expenses	Loss From Operations	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$114,997	39.9%	$138,968	$(23,971)	$(28,954)	$(0.12)	$(0.12)
Non-GAAP Reconciling Items:
Amortization of intangibles	2,496		(5,812)	8,308	8,308
Share-based compensation	1,213		(6,800)	8,013	8,013
Non-GAAP	$118,706	41.2%	$126,356	$(7,650)	$(12,633)	$(0.05)	$(0.05)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(28,954)	$(12,633)
Weighted average shares:
Basic and diluted						238,251	238,251

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

-more-

QUANTUM CORPORATION
FORECAST THIRD QUARTER FISCAL 2014
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

	Percentage Range
Forecast third quarter gross margin rate on a GAAP basis	41.3%	-	42.3%
Forecast amortization of intangibles		0.3%
Forecast share-based compensation		0.4%
Forecast third quarter gross margin rate on a non-GAAP basis	42.0%	-	43.0%

	Dollar Range
Forecast third quarter operating expense on a GAAP basis	$59.9	-	$61.9
Forecast amortization of intangibles		1.9
Forecast share-based compensation		3.0
Forecast third quarter operating expense on a non-GAAP basis	$55.0	-	$57.0

Estimates based on current (October 23, 2013) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 7, 2013. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

-end-